Exhibit 99.1

Interboro Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Financial Statements

Three Months Ended March 31, 2017 and 2016

Interboro Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Financial Statements

Three Months Ended March 31, 2017 and 2016

Interboro Holdings, Inc. and Subsidiaries

Contents

Unaudited Condensed Consolidated Financial Statements:

Balance Sheets as of March 31, 2017 (Unaudited) and December 31, 2016	3

Unaudited Statements of Operations and Comprehensive Loss for the Three Months Ended March 31, 2017 and 2016	4

Unaudited Statement of Changes in Stockholder’s Equity for the Three Months Ended March 31, 2017	5

Unaudited Statements of Cash Flows for the Three Months Ended March 31, 2017 and 2016	6

Notes to Unaudited Condensed Consolidated Financial Statements	7-18

2

Interboro Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(Dollars in Thousands)

	March 31, 2017	December 31, 2016
	(Unaudited)
Assets
Investments:
Fixed maturities available-for-sale, at fair value; amortized cost $33,207 and $33,617, respectively	$32,577	$32,859
Total Investments	32,577	32,859
Cash and cash equivalents	10,779	13,458
Investment income due and accrued	243	287
Premiums receivable	8,058	7,029
Deferred policy acquisition costs	1,580	1,561
Income tax recoverable	1,972	1,972
Property and equipment, net	527	549
Intangible assets	1,200	1,200
Other assets	502	635
Total Assets	$57,438	$59,550
Liabilities and Stockholder’s Equity
Liabilities:
Policy liabilities and accruals:
Reserves for losses and loss adjustment expenses	$30,575	$32,805
Unearned premiums	15,641	15,455
Advance premium collected	789	648
Total Policy Liabilities and Accruals	47,005	48,908
Due to related parties	-	28
Other liabilities	1,869	2,000
Total Liabilities	48,874	50,936
Commitments and Contingencies (Note 7)
Stockholder’s Equity:
Common stock, no par value; 5,000 shares authorized; 100 shares issued and outstanding	-	-
Additional paid-in capital	3,000	3,000
Accumulated other comprehensive loss	(631)	(759)
Retained earnings	6,195	6,373
Total Stockholder’s Equity	8,564	8,614
Total Liabilities and Stockholder’s Equity	$57,438	$59,550

See accompanying notes to unaudited condensed consolidated financial statements.

3

Interboro Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss
(Dollars in Thousands)

Three months ended March 31,	2017	2016
	(Unaudited)	(Unaudited)
Revenues:
Net premiums earned	$ 8,977	$ 7,933
Net investment income earned	82	225
Net realized gains	-	689
Other income	1,028	461
Total Revenues	10,087	9,308
Expenses:
Losses	6,198	7,016
Loss adjustment expenses	587	1,913
Incurred Losses and Loss Adjustment Expenses	6,785	8,929
Acquisition and underwriting expenses	1,059	1,077
Other operating expenses	2,421	1,941
Total Expenses	10,265	11,947
Loss Before Income Tax Expense	(178)	(2,639)
Income Tax Expense	-	143
Net Loss	(178)	(2,782)
Other Comprehensive Income (Loss):
Net unrealized investment gains arising during the period	128	126
Reclassification of net realized losses, included in net income	-	(38)
Income tax benefit on other comprehensive income	-	-
Total Other Comprehensive (Loss) Income	128	88
Total Comprehensive Loss	$ (50)	$ (2,694)

See accompanying notes to unaudited condensed consolidated financial statements.

4

Interboro Holdings, Inc. and Subsidiaries

Condensed Consolidated Statement of Changes in Stockholder’s Equity
(Dollars in Thousands)

Three months ended March 31, 2017 (unaudited)
	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Retained Earnings	Total Stockholder’s Equity
Balance, December 31, 2016	$-	$3,000	$(759)	$6,373	$8,614
Net loss	-	-	-	(178)	(178)
Change in net unrealized losses, net of tax	-	-	128	-	128
Balance, March 31, 2017	$-	$3,000	$(631)	$6,195	$8,564

See accompanying notes to unaudited condensed consolidated financial statements.

5

Interboro Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows
(Dollars in Thousands)

Three months ended March 31,	2017	2016
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net loss	$ (178)	$(2,782)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	59	68
Net realized capital gains	-	(689)
Net amortization of bond discount/premium	110	63
Deferred income taxes	-	143
Changes in assets and liabilities:
Investment income due and accrued	45	18
Premiums receivable	(1,029)	(1,288)
Reinsurance related assets and liabilities	-	1
Deferred policy acquisition costs	(19)	(238)
Income tax recoverable and payable	-	436
Other assets	134	252
Due to related parties	(28)	(240)
Reserves for losses and loss adjustment expenses	(2,230)	1,600
Unearned, advance premiums and LAD fees	327	3,387
Other liabilities	(157)	(76)
Net Cash (Used In) Provided By Operating Activities	(2,966)	655
Cash Flows From Investing Activities:
Proceeds from sale and maturity of fixed maturity securities, available-for-sale	579	871
Proceeds from sale of equity securities	-	6,186
Payments for purchases of fixed maturity securities, available-for-sale	(255)	(7,225)
Payments for equity securities acquired	-	(522)
Payments for property and equipment purchases	(37)	(68)
Net Cash Provided By (Used In) Investing Activities	287	(758)
Net Decrease in Cash and Cash Equivalents	(2,679)	(103)
Cash and Cash Equivalents, Beginning of Period	13,458	2,949
Cash and Cash Equivalents, End of Period	$10,779	$ 2,846
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$ -	$ -

See accompanying notes to unaudited condensed consolidated financial statements.

6

Interboro Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in Thousands)

1. General

Consolidation and Basis of Presentation

The consolidated financial statements of Interboro Holdings, Inc. and Subsidiaries (collectively, the “Company”) include the accounts of its wholly-owned subsidiaries which consist of Interboro Management, Inc. (“Interboro Management”), Maidstone Insurance Company (“MIC”) and AIM Insurance Agency Inc. (“AIM”). Interboro Holdings, Inc. acquired 100% of the outstanding shares and ownership of the AOIC companies in February 2012 from OneBeacon Insurance Group (“OneBeacon”). MIC is domiciled in the State of New York and is a property and casualty insurance company which provides homeowners’ and automobile insurance, including assigned risk policies.

The accompanying unaudited interim condensed consolidated financial statements have been prepared by the Company in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All significant intercompany transactions have been eliminated in consolidation. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s interim financial information.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements and accompanying notes. U.S. GAAP also requires the disclosure of contingent assets and liabilities as of the date of the condensed consolidated financial statements. Such estimates and assumptions could change in the future as more information becomes known. Actual results could differ from those estimates.

Deferred Policy Acquisition Costs (“DAC”)

Policy acquisition costs, which vary with and are directly related to the production of successful new business, are deferred. The costs deferred consist principally of commissions and policy issuance costs and are amortized into expense as the related premiums are earned.

Three months ended March 31,	2017	2016
DAC asset at beginning of period	$1,561	$ 2,997
Deferred expenses	1,312	1,578
Amortized expenses	(933)	(1,339)
Increase in DAC	379	239
Premium deficiency reserves	(360)	-
DAC asset at end of period	$1,580	$ 3,236

7

Interboro Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in Thousands)

Management, utilizing assumptions for future expected claims, premium rate increases and interest rates, reviews the recoverability of its deferred acquisition costs on an annual basis. If the Company determines that the future gross profits of its in-force policies are not sufficient to recover its deferred policy acquisition costs, the Company recognizes a premium deficiency by charging any unamortized acquisition costs to expense to the extent required in order to eliminate the deficiency. If the premium deficiency exceeds the unamortized acquisition costs, then a liability is accrued for the excess deficiency. The Company anticipates investment income as a factor in its premium deficiency reserve calculation.

2. Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-01 guidance that changes the definition of a business to assist entities with evaluating when a set of transferred assets and activities is a business. The guidance requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities is not a business. The guidance also requires a business to include at least one substantive process and narrows the definition of outputs by more closely aligning it with how outputs are described in Accounting Standards Codification (“ASC”) 606. The guidance is effective for the Company for the annual period beginning after December 15, 2017. Early adoption is permitted. The Company is evaluating the impact of this new guidance on its condensed consolidated results of operations and financial condition.

In November 2016, the FASB issued ASU 2017-18 guidance that clarifies how entities should present restricted cash and restricted cash equivalents in the statement of cash flows. The guidance requires entities to show the changes in the total of cash, cash equivalents, restricted cash and restricted cash equivalents in the statement of cash flows. As a result, entities will no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statement of cash flows. The guidance is effective for the Company for the annual period beginning after December 15, 2017. Early adoption is permitted. The Company is evaluating the impact of this new guidance on its condensed consolidated results of operations and financial condition.

In October 2016, the FASB issued ASU 2017-16 guidance that will require companies to account for the income tax effects of intercompany transfers of assets other than inventory (e.g., intangible assets) when the transfer occurs. The guidance is effective for the Company beginning after December 15, 2017. Early adoption is permitted as of the beginning of an annual period (i.e., early adoption is permitted only in the first interim period). The Company is evaluating the impact of this new guidance on its condensed consolidated results of operations and financial condition.

In August 2016, the FASB issued ASU 2017-15 guidance to clarify how entities should classify certain cash receipts and cash payments on the statement of cash flows. The new guidance also clarifies how the predominance principle should be applied when cash receipts and cash payments have aspects of more than one class of cash flows. The guidance will be applied retrospectively and is effective for the Company for the annual period beginning after December 15, 2017. Early adoption is permitted. The Company is evaluating the impact of this new guidance on its condensed consolidated results of operations and financial condition.

In June 2016, the FASB issued ASU 2017-13 guidance that changes the impairment model for most financial assets and certain other instruments that are not measured at fair value through net income. The standard will replace today’s “incurred loss” approach with an “expected loss” model for instruments measured at amortized cost and require entities to record allowances for

8

Interboro Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in Thousands)

available-for-sale debt securities rather than reduce the carrying amount, as they do today under the other-than-temporary impairment model. It also simplifies the accounting model for purchased credit-impaired debt securities and loans. Entities will apply the standard’s provisions as a cumulative effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The guidance is effective for the Company for the annual period beginning after December 15, 2019. The Company is evaluating the impact of this new guidance on its condensed consolidated results of operations and financial condition.

In May 2015, the FASB issued ASU 2016-09 which is aimed at providing users of financial statements with more transparent information about an insurance entity’s initial claim estimates and subsequent adjustments to those estimates, methodologies and judgments in estimating claims, and the timing, frequency and severity of claims. The new disclosures are required for short-duration insurance contracts issued by insurers. For the Company, the guidance is effective for annual periods beginning after December 15, 2016. The adoption of this guidance is not expected to have a material impact on the Company’s condensed consolidated balance sheets and condensed consolidated statements of operations and comprehensive loss.

3. Investments

The Company currently classifies all of its investments as available-for-sale and, accordingly, they are carried at estimated fair value. The amortized cost, gross unrealized gains and losses, and fair value of investments in fixed maturity securities at March 31, 2017 and December 31, 2016, respectively, are as follows:

March 31, 2017
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury and U.S. government	$ 5,499	$ 4	$ (92)	$ 5,411
U.S. tax-exempt municipal	6,612	13	(197)	6,428
Corporate	12,715	22	(203)	12,534
Mortgage and asset-backed securities	8,381	7	(184)	8,204
Total investments	$33,207	$46	$(676)	$32,577

December 31, 2016
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury and U.S. government	$ 5,504	$ 4	$ (102)	$ 5,406
U.S. tax-exempt municipal	6,658	3	(255)	6,406
Corporate	12,735	21	(253)	12,503
Mortgage and asset-backed securities	8,720	5	(181)	8,544
Total bonds	$33,617	$33	$(791)	$32,859

9

Interboro Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in Thousands)

Amortized cost and fair value of fixed maturity securities at March 31, 2017 by contractual maturity are shown below. The actual maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

March 31, 2017
	Amortized Cost	Fair Value
Due in one year or less	$ 4,455	$ 4,448
Due after one year through five years	12,053	11,918
Due after five years through ten years	8,318	8,007
Mortgage and asset-backed securities	8,381	8,204
Total	$33,207	$32,577

The Company uses the services of its investment manager, which uses a proprietary model for loss assumptions and widely accepted models for prepayment assumptions in valuing mortgage-backed and asset-backed securities with inputs from major third-party data providers. The models combine the effects of interest rates, volatility, and prepayment speeds based on various scenarios (Monte Carlo simulations) with resulting effective analytics (spreads, duration, convexity) and cash flows on a monthly basis. Credit sensitive cash flows are calculated using proprietary models, which estimate future loan defaults in terms of timing and severity. Model assumptions are specific to asset class and collateral types and are regularly evaluated and adjusted where appropriate.

At March 31, 2017 and December 31, 2016, respectively, fixed maturity securities that were in an unrealized loss position and the length of time that such securities have been in an unrealized loss position, as measured by their prior 12 month fair values, are as follows:

March 31, 2017
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Bonds:
U.S. treasury and U.S. government	$ 5,017	$ (92)	$-	$	$ 5,017	$ (92)
U.S. tax-exempt municipal	4,435	(197)	-	-	4,435	(197)
Corporate bonds	11,026	(203)	-	-	11,026	(203)
Mortgage and asset-backed securities	7,183	(184)	-	-	7,183	(184)
Total investments	$27,661	$(676)	$-	$-	$27,661	$(676)

10

Interboro Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in Thousands)

December 31, 2016
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Bonds:
U.S. treasury and U.S. government	$ 5,013	$(102)	$-	$-	$ 5,013	$(102)
U.S. tax-exempt municipal	4,874	(255)	-	-	4,874	(255)
Corporate bonds	10,235	(253)	-	-	10,235	(253)
Mortgage and asset-backed securities	7,622	(181)	-	-	7,622	(181)
Total investments	$27,744	$(791)	$-	$-	$27,744	$(791)

Management has evaluated the unrealized losses on the fixed maturity securities and determined that they are not attributable to credit risk factors. For fixed maturity securities, losses in fair value are viewed as temporary if the fixed maturity security can be held to maturity and it is reasonable to assume that the issuer will be able to service the debt, both as to principal and interest. The Company did not recognize OTTI losses in the three months ended March 31, 2017 and 2016, respectively.

The components of net investment income for the three months ended March 31, 2017 and 2016, respectively, are as follows:

Three months ended March 31,	2017	2016
Investment income:
Bonds	$167	$247
Common stock (unaffiliated)	-	58
Cash and cash equivalents	1	1
Total investment income	168	306
Less: Investment expenses	(86)	(81)
Net investment income	$ 82	$225

For the three months ended March 31, 2017 and 2016, respectively, realized capital gains and losses were as follows:

Three months ended March 31,
	2017		2016
	Gains	Losses	Gains	Losses
Common stocks	$-	$-	$777	$(88)
Totals	$-	$-	$777	$(88)

11

Interboro Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in Thousands)

The following tables show how the Company’s investments are categorized in the fair value hierarchy as of March 31, 2017 and December 31, 2016, respectively:

March 31, 2017
	Level 1	Level 2	Level 3	Total Fair Value
Bonds:
U. S. Treasury and U.S. government bonds	$-	$ 5,411	$-	$ 5,411
U.S. tax-exempt municipal	-	6,428	-	6,428
Corporate	-	12,534	-	12,534
Mortgage and asset-backed securities	-	8,204	-	8,204
Total bonds	$-	$32,577	$-	$32,577

December 31, 2016
	Level 1	Level 2	Level 3	Total Fair Value
Common stock	$5,520	$ -	$-	$ 5,520
Bonds:
U.S. Treasury and U.S. government bonds	$ -	$ 5,406	$-	$ 5,406
U.S. tax-exempt municipal	-	6,406	-	6,406
Corporate	-	12,503	-	12,503
Mortgage and asset-backed securities	-	8,544	-	8,544
Total bonds	$ -	$32,859	$-	$32,859

There were no transfers between Level 1 and Level 2 during the three months ended March 31, 2017.

Restricted Assets

The Company is required to maintain assets on deposit, which primarily consist of cash or fixed maturities, with various regulatory authorities to support its insurance operations. The Company’s insurance subsidiaries maintain assets in trust accounts as collateral for or guarantees for letters of credit to third parties.

12

Interboro Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in Thousands)

The following table details the fair value of the Company’s restricted assets as of March 31, 2017 and December 31, 2016:

	March 31, 2017	December 31, 2016
Assets used for collateral or guarantees:
Third-party agreements	$ 236	$ 236
Deposits with U.S. regulatory authorities	2,559	2,784
Total	$2,795	$3,020

4. Liability for Losses and Loss Adjustment Expenses

The liability for unpaid losses and LAE is determined from individual case estimates for reported claims and a factor for IBNR claims. The methods for making such estimates and establishing claim reserves are continually reviewed and adjustments are reflected in the current period. While management believes the liability for unpaid losses and LAE is adequate, the ultimate liability may vary from the amount recorded and the variance may be material to the Company’s financial position and results of operations. Activity in the liability for losses and LAE for the three months ended March 31, 2017 and 2016, respectively, is summarized as follows:

Three months ended March 31,	2017	2016
Reserves for losses and LAE at beginning of period	$32,805	$22,589
Provision for claims, net of reinsurance:
Incurred related to:
Prior year	(648)	2,118
Current year	7,433	6,811
Total incurred	6,785	8,929
Deduct payment of claims, net of reinsurance:
Paid related to:
Prior year	5,859	4,547
Current year	3,156	2,785
Total paid	9,015	7,332
Reserves for losses and LAE at end of the period	$30,575	$24,186

13

Interboro Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in Thousands)

During the three months ended March 31, 2017, the Company’s estimated loss and LAE attributable to insured events of prior periods decreased by $648. The decrease related to re-estimation of unpaid claims and claims adjustment expense based on trends. During the three months ended March 31, 2016, the Company’s estimated cost of loss and LAE increased by $2,118 as a result of re-estimation of unpaid claim and claims adjustment expenses based on trends.

For the three months ended March 31, 2017 and 2016, respectively, the components of the net liability for losses and LAE are as follows:

Three months ended March 31,	2017	2016
Case basis reserves	$19,589	$15,673
Incurred but not reported reserves	10,986	8,513
Total	$30,575	$24,186

5. Reinsurance

In the ordinary course of business, the insurance company cedes premiums and losses under catastrophe and property excess of loss agreements. MIC participated, along with Interboro Insurance Company (“IIC”) (a former affiliated entity), in a catastrophe reinsurance agreement with unaffiliated insurance companies. The agreement provided for recovery of a portion of losses and LAE from several reinsurers. This reinsurance agreement expired on May 31, 2016 and was not renewed. The use of these reinsurance agreements provided for increased capacity and greater diversification of business and minimizes the maximum net loss potential arising from large risks.

In April 2016, Interboro LLC (the parent company) sold its wholly-owned subsidiary, IIC, to a third party. Immediately prior to the sale, IIC and MIC entered into two separate novation and assumption agreements. Under the first agreement, MIC ceded $524 of loss reserves and $1,542 of unearned premium liabilities related to its homeowners’ business to IIC. Under the second agreement, IIC ceded $9,752 of loss reserves and $2,396 of unearned premium liabilities related to its automobile business to MIC. MIC received cash and cash equivalents of $10,082 as a result of these agreements.

6. Income Taxes

Net deferred income taxes reflect temporary differences between the carrying amounts for certain assets and liabilities for financial reporting purposes and income tax purposes. Deferred income taxes are determined utilizing the enacted tax rates applicable to the period that temporary differences are expected to reverse. Accordingly, the current income tax provision can be affected by the enactment of new tax rates.

14

Interboro Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in Thousands)

The components of income tax benefit are as follows for the periods ended March 31, 2017 and 2016:

Three months ended March 31,	2017	2016
Current tax benefit	$-	$ -
Deferred tax expense	-	143
Total income expense	$-	$143

At March 31, 2017 and December 31, 2016, the items giving rise to the deferred tax assets and liabilities are as follows

	March 31, 2017	December 31, 2016
Unearned premiums and loss discounting	$ 1,554	$ 1,560
Net operating loss carryforwards	2,386	2,315
Unrealized losses	215	258
Other	89	92
Credits	138	138
Total deferred tax assets	4,382	4,363
Valuation allowance	(3,349)	(3,241)
Net deferred tax assets	1,033	1,122
Deferred policy acquisition costs	(445)	(531)
Take-out credits	(67)	(67)
Other	(109)	(110)
Tax basis differences in MIC Intangible assets	(412)	(414)
Total deferred tax liabilities	(1,033)	(1,122)
Net deferred tax assets	$ -	$ -

A reconciliation of the U.S. federal statutory rate to the Company’s effective tax rate for the three months ended March 31, 2017 and 2016 is as follows:

Three months ended March 31,	2017		2016
U.S. statutory rate	$(153)	(34.00)%	$ (897)	(34.00)%
Tax-exempt interest	(8)	(1.57)	(25)	(0.95)
Prior year true-up	9	2.09	8	0.31
Change in valuation allowance	152	33.48	1,057	40.05
Tax expense	$ -	-%	$ 143	5.41%

15

Interboro Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in Thousands)

7. Commitments and Contingencies

Litigation

The Company is a party to lawsuits arising in the normal course of business. These lawsuits generally seek to establish liability under insurance policies and occasionally seek punitive damages. In the opinion of the Company’s management, none of the cases, individually or collectively, are likely to result in judgments for amounts, after considering established loss reserves and reinsurance, which would have a material adverse effect on the Company’s financial condition or results of operations.

Service Agreements

The Company is also a party to several ongoing service agreements subject to cancellation at any time with up to sixty days’ prior written notice.

Employment Agreements

The Company executes employment agreements with key members of management, which are renewed annually. The terms of the agreements include fixed salaries plus an annual bonus at the discretion of the Board of Directors based on performance of the Company and employee, and other discretionary factors.

Concentrations

The insurance company writes primarily personal automobile and homeowners’ insurance in New York. The company’s financial position, results of operations and cash flows are susceptible to risks as a result of these concentrations. In addition, the Company writes a significant amount of business through brokers and a credit risk exists should any of these brokers be unable to fulfill their obligations with respect to the payment of insurance balances.

The creditworthiness of the counterparty is evaluated by the Company, taking into account credit ratings assigned by independent agencies. The credit approval process involves an assessment of factors, including, among others, the counterparty, country and industry credit exposure limits. Collateral may be required, at the discretion of the Company, on certain transactions based on the creditworthiness of the counterparty.

The Company’s fixed income investment portfolio is managed in accordance with guidelines that have been tailored to meet specific investment strategies, including standard of diversification, which limit the allowable holdings to any single issue. Certain of the Company’s U.S. Treasury, U.S. Government and mortgage and asset-backed securities exceeded 10% of the Company’s surplus at March 31, 2017.

The Company reported no investment in excess of 10% of the Company’s surplus at March 31, 2017 and December 31, 2016, other than investments issued or guaranteed by the United States government or its agencies.

Letter of Credit

A provision of the purchase agreement for the MIC formerly known as AutoOne Insurance Company (“AOIC”) business between Bedivere Insurance Company (formally known as OneBeacon) (“Bedivere”) and Interboro Holdings, Inc. included for Interboro Holdings, Inc. to also acquire AOIC business which was written on other Bedivere company’s paper via a reinsurance agreement. A provision of the reinsurance agreement required that AOIC maintain an irrevocable standby letter of credit at 105% of the amount of reserves of the reinsured block of business. At the purchase date, reserves were $12,962. MIC placed a letter of credit with JPMorgan Chase Bank for

16

Interboro Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in Thousands)

the amount or $13,610. As the reinsured reserves change, the amount of the letter of credit also can change upon the approval of both parties. At March 31, 2017, the letter of credit amount was $236.

8. Related Party Transactions

Effective January 1, 2012, MIC entered into an administrative service agreement with an affiliated company, Interboro Management, to provide certain administrative and management services to the insurance companies. The insurance company reimburses Interboro Management for all associated costs provided that the amounts are not greater than the amounts the company would expend for such services.

As a result of this administrative services agreement, the Company, at times, has amounts due from (to) various related parties. The amounts due from (to) at March 31, 2017 and December 31, 2016, respectively, are as follows:

	March 31, 2017	December 31, 2016
Interboro LLC (parent)	$-	$(28)
Total	$-	$(28)

9. Statutory Information

The Company’s insurance subsidiary is subject to insurance laws and regulations in the jurisdictions in which it operates. These regulations include certain restrictions on the amount of dividends or other distributions available to unit holders.

Under the insurance laws of New York State, insurance companies are restricted (on the basis of lower of 10% of the company’s statutory surplus at the end of the preceding twelve-month period or 100% of the company’s adjusted net investment income for the prior twelve-month period) as to the amount of dividends they may declare or pay in any twelve-month period without prior approval of the New York Department of Financial Services (the “NYDFS”). As of March 31, 2017, the maximum amount of dividends that may be paid without approval of the NYDFS is $-0-. Further, under New York State law, the companies may pay cash dividends only from earned surplus on a statutory basis. No dividends were declared or paid by MIC during the three months ended March 31, 2017.

The Company’s insurance subsidiary is subject to certain risk-based capital (“RBC”) requirements as specified by the National Association of Insurance Commissioners. Under such requirements, the amount of capital and surplus maintained by a property and casualty insurance company is to be determined on various risk factors. Regulatory compliance is determined by a ratio (“Ratio”) of the enterprise’s regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Generally, a Ratio in excess of 200% of authorized control level RBC requires no corrective actions by MIC or regulators. As of December 31, 2016 and 2015, MIC’s Ratio was 110.2% and 336.7%, respectively. At December 31, 2016, the MIC’s Ratio was at the NAIC Regulatory Action Level.

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Interboro Holdings, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars in Thousands)

Statutory combined capital and surplus and net loss of MIC at March 31, 2017 and December 31, 2016 was as follows:

	March 31, 2017	December 31, 2016
Statutory capital and surplus	$ 5,699	$ 5,714
Statutory loss	(195)	(5,464)

The Company’s insurance subsidiary files financial statements prepared in accordance with statutory accounting practices prescribed or permitted by insurance regulators. Statutory net income and statutory surplus, as reported to the insurance regulatory authorities, differ in certain respects from the amounts prepared in accordance with GAAP. The main differences between statutory net income and GAAP net income relate to deferred acquisition costs, deferred income taxes, unrealized appreciation or decline in value of investments and non-admitted assets.

10. Subsequent Events

The Company has performed an evaluation of subsequent events through May 31, 2017, which is the date the unaudited condensed consolidated interim financial statements were available to be issued and has considered any relevant matters in the preparation of the unaudited condensed consolidated financial statements and notes.

In November 2016, Standard Diversified Opportunities Inc. (“SDOI”) entered into a Stock Purchase Agreement (the “Agreement”) with lnterboro LLC, the parent company of lnterboro Holdings, Inc., to acquire the Company. Under the terms of the Agreement, SDOI will acquire all of the issued and outstanding common stock of lnterboro Holdings, Inc. for $2,500 minus any Leakage, as defined in the Agreement. This transaction is subject to regulatory approvals.

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